SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 23, 1998


                             MB Software Corporation
             (Exact name of registrant as specified in its charter)

      Colorado                          0-11808                  59-2219994
----------------------------        ----------------         -------------------
(State or other jurisdiction        (Commission File         (IRS Employer
     incorporation)                    Number)               Identification No.)



           2225 E. Randol Mill Road Suite 305, Arlington, Texas       76011
--------------------------------------------------------------------------------
               (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code      817-633-9400
                                                   -----------------------------

Item 4.   Change in Registrant's Certifying Accountant

a)(1)     Dismissal of Independent Accountant

          (i) On February 27, 1998, the Registrant advised Hein + Associates, LLP that the Registrant intended to retain a different independent accounting firm for the audit of its financial statements for the year ending December 31, 1997. Hein + Associates, LLP had been engaged as the principal accountants to audit the Registrant's financial statements.

          (ii) Hein + Associates, LLP had not issued an opinion on any of the Registrant's financial statements for any of the preceding two years.

          (iii)(B) The change of principal auditor for Registrant's financial statements for the year ended December 31, 1997 was approved by consent by the board of directors. The Board of Directors was informed of all the reasons for the change.

          (iv) Hein + Associates had been retained by the Registrant as the principle auditor for the Registrant's year ended December 31, 1997 and had not issued any type report on the Registrant's financial statements for the years ended December 31, 1996 or December 31, 1995. No disagreements existed between the Registrant and Hein + Associates for the interim period through February 27, 1997, (the date of termination). Hein + Associates, LLP raised issues regarding historical treatment of booking of income received pursuant to a promissory note, justification of goodwill balances and collectibility and write downs of accounts receivable, which issues would require substantial investigation by Hein + Associates, an expansion of the scope of the audit and the incurrence of fees by the Registrant substantially in excess of the fees initially quoted by Hein + Associates. The Registrant believes its historical financial statements are accurate and does not believe additional investigation to be warranted with respect to any of the issues raised. Hein + Associates is authorized to discuss all matters with the successor auditor. At the time of dismissal, no additional investigation was conducted with respect to any of these matters.


a(2)     Engagement of New Independent Accountant

          (i) As of March 10, 1998, the Registrant has retained Killman, Murrell & Company, P.C., as the new Auditors.


a(3)     Request for response from former Principal Accountant

          (i)  Exhibit 1 to this Form 8-K.

Item 5.  Other Matters

          On March 6 1998, Thomas Mark Wilkins, Chief Financial Officer and Director of the Company resigned from all positions with the Company and its subsidiaries, citing differences with positions taken by the Company in connection with its public disclosures. Mr. Wilkins was responsible for the hiring of Hein + Associates and the Company believes his resignation was related to the Company's unwillingness to pay for the additional investigations required by Hein.



Item 7.  Financial Statements and Exhibits

         Exhibit Number    Description



         Exhibit 1 Letter from Hein + Associates, LLP to the Securities and Exchange Commission pursuant to
                           Item 304(a)(3)of Regulation S-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MB Software Corporation
Date: March 23, 1998


                                          /s/Scott A. Haire
                                          -------------------------------------
                                          Scott A. Haire, Chairman of the Board,
                                          Chief Executive Officer
                                          And President (Principal Financial
                                          Officer)

                                INDEX TO EXHIBITS


         Exhibit Number    Description

         Exhibit 1 Letter from Hein + Associates, LLP to the Securities and Exchange Commission pursuant to
                           Item 304(a)(3) of Regulation S-K.

HEiN +ASSOCIATES LLP
Certified Public Accountants and Consultants with offices in Denver, Houston and Los Angeles.
Telephone (972) 458-2296 Fax (972) 788-4943
12770 Coit Road, Suite 1150 Dallas, Texas 75251


March 1O, 1998


Securities and Exchange commission
450 Fifth Street
Washington D.C. 20549


Gentlemen:

We have read Item 4 of the MB Software Corporation Form 8 K (Commission File No. 0-11808) dated March 4, 1998. We do not disagree with the comments made regarding us, however, we have the following additions and clarification with respect to the comments made:

With respect to Regulation SK Item 304 (a) (1)(v)(C), we advised the Registrant that information had come to our attention that if further investigated may have materially impacted the fairness or reliability of previously issued quarterly financial statements and the year end financial statements under audit. The items of which we advised the Company were as follows:

1. $400,000 of income was recorded on a $400,000 note receivable for the sale of a dental practice. We advised the Company the transaction appeared to be an installment sale and that some amount of basis in the sold asset should be removed from the Company's books.

2.   A  reduction  in  the  carrying  value  of  certain   healthcare   accounts
     receivable,   that  appeared  to  be  recorded  gross  of  expected  credit adjustments, would be necessary.

3. Collectibility concerns existed with respect to in excess of $1 million of accounts receivable of an acquired business.

4. Goodwill balances in excess $1 million would need to be justified in accordance with SFAS No. 121. especially in light of the Company's apparently material operating losses incurred in 1997.

Very truly yours,

/s/ Hein+Associates LLP
-----------------------
HEIN+ASSOCIATES LLP







Member of MOORES ROWLAND INTERNATIONAL with associated firms throughout the world.